                                   Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-88523 of Indiana Michigan Power Company on Form S-3 of our reports dated February 22, 2000 (March 3, 2000 as to Note 6), appearing in and incorporated by reference in this Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 1999.

Deloitte & Touche LLP
Columbus, Ohio
March 24, 2000